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                                                                  EXHIBIT 23.5



              Consent of Independent Certified Public Accountants



American Realty Trust, Inc.
  Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1996, relating to the consolidated financial statements and schedules of National Realty, L.P. appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995.


                                        /s/ BDO SEIDMAN, L.L.P.

                                        BDO Seidman, LLP



Dallas, Texas
February 11, 1997